Exhibit 99.1



                Form 4 Joint Filer Information




Name:					Jan A. Jewell
Address:				11220 120th Avenue NE
					Kirkland, WA  98033

Designated Filer:			Michael K. Jewell

Issuer & Ticker Symbol:		Celebrate Express, Inc. (BDAY)

Date of Event Requiring Statement:	December 19, 2005



Signature:  		/s/ Jan Jewell